EXHIBIT 3

                                                                  EXECUTION COPY

                        OPTION AND FORBEARANCE AGREEMENT

         THIS OPTION AND FORBEARANCE AGREEMENT (this "Agreement") is made and entered into as of the 17th day of June, 1998, by and among Bankers Trust Company ("BTCo"), Automatic Systems Developers, Inc. (the "Company") and ASD Group, Inc., formerly known as Dutchess Design and Development, Inc. ("DDD").

                                    RECITALS

         A. The Company and BTCo are parties to a Restructuring Agreement dated as of December 19, 1997 (the "Restructuring Agreement") under which the parties agreed to restructure the Company's and DDD's obligations to BTCo under the Existing Credit Agreements, the Notes (as such terms are defined in the Restructuring Agreement) and the documents executed and delivered in connection therewith. In connection with the Restructuring Agreement, the Company and DDD, jointly and severally, executed an Amended and Restated Secured Consolidated Term Note, dated December 19, 1997 (as amended, supplemented or otherwise modified from time to time, the "1997 Note"), in favor of BTCo in the original principal amount of $2,801,133.

         B. The Note is secured by, among other things, (1) certain property of the Company, High Technology Computers, Inc. ("Computers"), and Netcomp, Inc., formerly known as ASD Office Systems, Inc. ("Netcomp") referenced in an Amended and Restated Security Agreement dated as of December 19, 1997 (the "Security Agreement") among the Company, Computers, Netcomp and BTCo; (2) a certain mortgage dated September 17, 1991 on DDD's real property and improvements thereon located in the Town of LaGrange, County of Dutchess, State of New York (the "DDD Property"), as heretofore modified, extended, spread and assumed, from DDD to Poughkeepsie Savings Bank ("PSB"), as predecessor in interest to the Lender (the "DDD Mortgage"); (3) certain mortgages each dated July 24, 1987 on the Company's real property and improvements thereon located in the Town of Poughkeepsie, County of Dutchess, State of New York (the "ASD Property"), as heretofore modified, extended, spread and assumed, from the Company to PSB, as predecessor in interest to the Lender (the "ASD Mortgage"). The DDD Mortgage and the ASD Mortgage, as modified, extended, spread and assumed, are hereinafter referred to as the "Mortgages"). The Security Agreement and the Mortgages as they may be amended, modified, or supplemented from time to time are hereinafter referred to as the "Security Documents."

         C. The indebtedness of the Company and DDD to BTCo is guarantied by Computers and Netcomp (together, the "Guarantors") pursuant to separate guaranties, each dated October 22, 1993 (the "Guaranties"), in favor of PSB, and assigned to BTCo and reaffirmed and ratified by the Guarantors in the Restructuring Agreement. All of the foregoing documents described in paragraphs A through C hereof and all documents executed and delivered in connection therewith are referred to as the "Loan Documents."

         D. There is due and owing to BTCo as of the date hereof $2,751,133 under the 1997 Note, plus accrued interest (including interest at the default rate provided in the 1997 Note), fees and expenses, all without defense, offset, claim or counterclaim of any kind. The total amount

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owed from time to time to BTCo under the Loan Documents, including all principal, interest, fees and expenses is referred to as the "Obligations."

         E. The Security Documents evidence valid, enforceable liens, security interests and mortgages, as the case may be.

         F. The Company and DDD acknowledge and agree that Events of Default have occurred under the Loan Documents by reason of, among other things, the Company's and DDD's failure to make full payment of principal and interest installments due on March 1, 1998, April 1, 1998, May 1, 1998 and June 1, 1998 (the "Existing Defaults").

         G. The Company and DDD have requested that BTCo forbear temporarily from exercising its rights and remedies under the Loan Documents by reason of the existing defaults and grant the Company and DDD the option to pay off the Obligations on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         In consideration of the Recitals and of the mutual promises and covenants contained herein, BTCo, the Company and DDD agree as follows:

         SECTION 1. OPTION. BTCo, in consideration of the payment of the Option Price (as defined in subsection (a) below) and the Additional Option Price (as defined in subsection (b) below), as the case may be, hereby gives the Company and DDD an option (the "Option") during the Option Period or the Additional Option Period (as defined in subsection (b) below) to obtain a full release and discharge of all of the Obligations upon payment of the amount set forth in subsection (c) below on the following terms and conditions and on the other terms and conditions set forth in this Agreement:

         (a) OPTION PRICE. The Option Price shall be $250,000, which is payable to BTCo upon the execution of this Agreement.

         (b) OPTION PERIOD. The Option Period shall commence on the date all of the conditions in section 3 have been fulfilled and shall terminate on the earlier of (x) the occurrence of a Termination Event (as defined in section 5) and (y) March 17, 1999. On or before the expiration of the Option Period, at the written request of the Company and DDD and upon payment by the Company and DDD to BTCo of an additional amount of $100,000 (the "Additional Option Price") on or before the expiration of the Option Period, the Option Period shall be extended to the earlier of (xx) the occurrence of a Termination Event and (yy) September 17, 1999 (the "Additional Option Period").

         (c) EXERCISE OF OPTION. The Option may be exercised on any business day by written notice to BTCo delivered in accordance with section 9(h) by payment in immediately available funds of $1,500,000 (in addition to the Option Price) during the Option Period, or by payment in immediately available funds of $1,550,000 (in addition to the Option Price and the Additional Option Price) during the Additional Option Period (it being understood that the Company and DDD shall not be entitled to reduce the amounts payable under this section by any amounts, including, without limitation, the conditional reduction of $460,000 provided for in the 1997 Note).

         (d) APPLICATION OF OPTION PRICE. Regardless of whether the Company and DDD exercise the Option during the Option Period or the Additional Option Period, as the case may be, the Option Price and the Additional Option Price (if any) paid to BTCo shall be applied by BTCo to reduce the principal amount of the 1997 Note. If the Company and DDD do not exercise the Option during the Option Period or the Additional Option Period, as the case may be, the Option Price and the Additional Option Price (if any) shall be retained by BTCo and applied as set forth in the preceding sentence, and the Company, DDD and all other persons and entities shall have no further rights or claims with respect to the Option, the Option Price or the Additional Option Price.

         (e) DELIVERY OF DOCUMENTS AFTER EXERCISE OF OPTION. If the Company and DDD exercise the Option in accordance with the terms of this Agreement, the Company, DDD and the Guarantors shall on the ninety-first day following BTCo's receipt of all payments due under this Agreement, deliver to BTCo a release, in the form annexed as Exhibit A, and BTCo shall, on the ninety-first day following its receipt of all payments due under this Agreement, dispose of the Warrant (as defined in the Restructuring Agreement) in a manner reasonably acceptable to BTCo and DDD, and, at the Company's and DDD's option: (i) return to the Company and DDD (or to the Company's and DDD's designee) the other Loan Documents and execute and deliver to the Company and DDD UCC termination statements, satisfactions of the Mortgages and a release, in the form annexed as Exhibit B; or (ii) assign the other Loan Documents to the Company and DDD (or to the Company's and DDD's designee) without representation or warranty, express or implied, and without recourse to BTCo.

         SECTION 2. FORBEARANCE. Effective as of the date hereof through the earlier of (a) the expiration of the Option Period or the Additional Option Period, if in effect, or (b) the date that any Termination Event occurs (the "Forbearance Period"), and subject to the satisfaction of the conditions precedent set forth in section 3, BTCo shall not seek to exercise any of its rights or remedies under the Loan Documents based on (i) the Existing Defaults or (ii) the Company's and DDD's failure to make any regularly scheduled payment of principal or interest due pursuant to the Loan Documents after the date of this Agreement through the expiration of the Option Period or the Additional Option Period, if in effect (the "Subsequent Payments").

         SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This Agreement shall not be effective until it has been executed and delivered by each of the undersigned, the consent at the end of this Agreement has been executed by each of the Guarantors (the "Consent"), the Company and DDD have paid the Option Price and BTCo has received PNC Bank's written consent to this Agreement, in form annexed as Exhibit C.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Each of the Company and DDD hereby represents and warrants to BTCo as follows:

         (a) RECITALS. The Recitals in this Agreement are true and correct in all respects.

         (b) DUE EXECUTION OF AGREEMENT. This Agreement has been duly executed and delivered by the Company and DDD.

         (c) ENFORCEABILITY. This Agreement is the legal, valid and binding obligation of the Company and DDD, enforceable against the Company and DDD in accordance with its terms.

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         (d) NO VIOLATION. The execution, delivery and performance of this
Agreement by the Company and DDD do not and will not (i) violate any law, rule, regulation or court order to which the Company or DDD is subject; or (ii) result in the creation or imposition of any lien, security interest or encumbrance on any property of the Company or DDD, whether now owned or hereafter acquired.

         (e) OBLIGATIONS ABSOLUTE. The obligation of the Company and DDD to repay the Obligations, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.

         (f) LOAN DOCUMENTS. Except as specifically modified hereby, all of the terms and conditions of the Loan Documents shall remain in full force and effect.

         SECTION 5. TERMINATION EVENT. Each of the following shall constitute a "Termination Event" hereunder:

                  (a) the Company and DDD shall fail to pay any amounts due under the terms of this Agreement; or

                  (b) the existence of any default as a result of the occurrence of any of the following: (i) any of the Company, DDD or any of the Guarantors shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing their respective inability to pay their respective debts as they become due, (ii) any of the Company, DDD or any of the Guarantors shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator or a substantial portion of their respective property, assets or business or to effect a plan or other arrangement with their respective creditors, (iii) any of the Company, DDD or any of the Guarantors shall make a general assignment for the benefit of their respective creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of their respective property, assets or business, (iv) any of the Company, DDD or any of the Guarantors shall file a voluntary petition under any bankruptcy, insolvency or similar law, or (v) any of the Company, DDD or any of the Guarantors or a substantial portion of their respective property, assets or business shall become the subject of an involuntary proceeding or petition for dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process which is not dismissed within 60 days; or

                  (c) Except as otherwise set forth in subsections (a), (b) and
(c) above, the Company or DDD shall fail to keep or perform any of the covenants or agreements contained herein within fifteen days after having been served by registered mail with notice of such failure; or

                  (d) any material representation or warranty of the Company or DDD shall be false, misleading or incorrect in any material respect.

         SECTION 6. EFFECT AND CONSTRUCTION OF AGREEMENT. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to impair the validity, perfection or priority of any lien or security interest securing the Obligations or waive or impair any rights, powers or remedies of BTCo under the Loan Documents. In the event of any inconsistency between the terms of this Agreement and any of the Loan Documents, this Agreement shall govern. Each of the Company and DDD acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

         SECTION 7. EXPENSES. Each of the Company and DDD agrees to pay all reasonable costs, fees and expenses of BTCo (including the fees of BTCo's counsel) incurred by BTCo in connection with the negotiation, preparation and enforcement of this Agreement and the Loan Documents. Such fees and expenses shall constitute part of the Obligations.

         SECTION 8. RELEASE. In consideration of the foregoing, each of the Company and DDD (and by their execution of the Consent, each of the Guarantors) hereby releases, remises, acquits and forever discharges BTCo and BTCo's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors (including, without limitation, PSB), successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement or the Loan Documents, (all of the foregoing hereinafter called the "Released Matters"). Each of the Company and DDD (and by their execution of the Consent, each of the Guarantors) acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each of the Company and DDD (and by their execution of the Consent, each of the Guarantors) represents and warrants to BTCo that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

         SECTION 9.  MISCELLANEOUS.

         (a) FURTHER ASSURANCE. Each of the Company and DDD agrees to execute such other and further documents and instruments as BTCo may reasonably request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Loan Documents.

         (b) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

         (c) INTEGRATION. This Agreement, together with the Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and

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supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, each of the Company and DDD acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by BTCo or any employee or agent of either of BTCo, except for the agreements of BTCo set forth herein.

         (d) SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         (e) GOVERNING LAW; SERVICE OF PROCESS. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without regard to its choice of law principles (other than Section 5-1401 of the New York General Obligations Law). Any legal action or proceeding with respect to this Agreement and any document delivered in connection herewith may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the parties hereby accept the jurisdiction of the aforesaid courts. The parties hereto each irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which they may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. Each of the Company and DDD agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement and any documents delivered in connection herewith and, in furtherance of such agreement, each of the Company and DDD hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the Company or DDD in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New York and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the Company or DDD by registered mail to or by personal service, unless otherwise designated in writing in accordance with the notice requirements set forth below.

         (f) JURY TRIAL WAIVER. THE COMPANY, DDD AND BTCO EACH HEREBY WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS.

         (g) COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         (h) NOTICES. Any notices with respect to this Agreement shall be given by first class mail, return receipt requested, overnight mail or telecopier as follows:

                  If to the Company or DDD:


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                  Automatic Systems Developers, Inc.
                  1 Industry Street
                  Poughkeepsie, New York  12603
                  Attn:  Stanley F. Zuk
                  Telecopier No.:  914-452-3071

                  with a copy to:

                  Broad and Cassel
                  Miami Center
                  201 South Biscayne Boulevard
                  Suite 3000
                  Miami, Florida 33131
                  Attn:  Linda Frazier, Esq.
                  Telecopier No.:  305-373-9443

                  If to BTCo:

                  Bankers Trust Company
                  One Bankers Trust Plaza
                  130 Liberty Street
                  New York, New York  10006
                  Attn:  Mr. Thomas J. O'Brien
                  Telecopier No.:  212-669-0743

                  with a copy to:

                  Luskin, Stern & Eisler LLP
                  330 Madison Avenue
                  34th Floor
                  New York, New York 10017
                  Attn:  Richard Stern, Esq.
                  Telecopier No.:  212-293-2705

         (i) SURVIVAL. All representations, warranties, waivers and releases of the Company and DDD (and the Guarantors) contained herein shall survive the termination of the Agreement and the indefeasible payment in full in cash of the Obligations under the Loan Documents.

         (j) AMENDMENT. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              BANKERS TRUST COMPANY



                                              By: /S/ THOMAS J. O'BRIEN
                                                 -------------------------------
                                                  Name: Thomas J. O'Brien
                                                  Title: Principal


                                              AUTOMATIC SYSTEMS DEVELOPERS, INC.



                                              By: /S/ STANLEY F. ZUK
                                                 -------------------------------
                                                  Name: Stanley F. Zuk
                                                  Title: Chief Operating Officer


                                              ASD GROUP, INC.,
                                              formerly known as Dutchess Design
                                              and Development, Inc.



                                              By: /S/ STANLEY F. ZUK
                                                 -------------------------------
                                                  Name: Stanley F. Zuk
                                                  Title: Chief Operating Officer

                              CONSENT OF GUARANTORS

         The undersigned are the guarantors under the Guaranties referred to in the preceding Agreement. Each of the undersigned hereby consents to the terms of the Agreement and hereby ratifies and confirms its respective guaranty in all respects. Each of the undersigned further acknowledges, represents, warrants and confirms that there are no defenses, offsets or claims of any nature whatsoever to the undersigned's obligations and liabilities under its respective guaranty.

Dated:  As of June 17, 1998

                                              HIGH TECHNOLOGY COMPUTERS, INC.



                                              By: /S/ STANLEY F. ZUK
                                                 -------------------------------
                                                  Name: Stanley F. Zuk
                                                  Title: Chief Operating Officer

Dated:  As of June 17, 1998

                                              NETCOMP, INC.



                                              By: /S/ STANLEY F. ZUK
                                                 -------------------------------
                                                  Name: Stanley F. Zuk
                                                  Title: Chief Operating Officer